Exhibit 5.2

HUNTON ANDREWS KURTH LLP FILE NO: 051645.0000001

January 14, 2022

Atmos Energy Corporation

1800 Three Lincoln Centre

Dallas, Texas 75240

Atmos Energy Corporation

Public Offering of

2.625% Senior Notes due 2029

Ladies and Gentlemen:

We have acted as Virginia counsel to Atmos Energy Corporation, a Texas and Virginia corporation (the “Company”), for the purpose of providing this opinion in connection with the Company’s issuance and sale of $200,000,000 of the Company’s 2.625% Senior Notes due 2029 (the “Securities”).

The Securities are being issued pursuant to an indenture, dated as of March 26, 2009 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), and an officers’ certificate, dated as of January 14, 2022 pursuant to Section 301 of the Indenture (the “Section 301 Officers’ Certificate”). The Securities are being offered and sold as described in the prospectus, dated June 29, 2021 (the “Base Prospectus”), contained in the Registration Statement on Form S-3 (Registration No. 333- 257504) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 29, 2021 pursuant to the Securities Act of 1933, as amended (the “Act”), and the prospectus supplement thereto, dated January 11, 2022 (together with the Base Prospectus, the “Prospectus”).

This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Act.

In rendering the opinions set forth below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(i)

an executed copy of the Underwriting Agreement, dated January 11, 2022 (the “Underwriting Agreement”), among the Company and BNP Paribas Securities Corp., CIBC World Markets Corp., Credit Agricole Securities (USA) Inc. and U.S. Bancorp Investments, Inc., as representatives of the several Underwriters listed on Schedule I to the Underwriting Agreement;

(ii)	a copy of the Indenture;

(iii)	an executed copy of the Section 301 Officers’ Certificate

ATLANTA    AUSTIN    BANGKOK    BEIJING    BOSTON     BRUSSELS    CHARLOTTE    DALLAS    DUBAI    HOUSTON    LONDON

LOS ANGELES    MIAMI    NEW YORK    NORFOLK    RICHMOND    SAN FRANCISCO    THE WOODLANDS    TOKYO    TYSONS    WASHINGTON, DC

www.HuntonAK.com

Atmos Energy Corporation

January 14, 2022

(iv)	the Prospectus;

(v)	executed copies of the certificates representing the Securities;

(vi)	an executed copy of a certificate of an Officer of the Company, dated the date hereof, to which the following documents are attached or incorporated by reference:

(a)	Virginia Restated Articles of Incorporation of the Company, as amended through the date hereof;

(b)	the Amended and Restated Bylaws of the Company, as amended through the date hereof; and

(c)	copies of the resolutions of the Board of Directors of the Company, adopted on April 14, 2021 and August 3, 2021;

(vii)

a certificate issued by the State Corporation Commission of the Commonwealth of Virginia on the date hereof, to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing (the “Good Standing Certificate”); and

(viii)

the originals (or copies identified to our satisfaction) of such documents and records of the Company, certificates of public officials and officers of the Company and such other documents, certificates, records and papers as we have deemed necessary to render the opinions set forth herein.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals thereof, (iii) the accuracy, completeness and authenticity of all corporate records and other information made available to us by the Company, (iv) the legal capacity of natural persons, (v) the genuineness of all signatures not witnessed by us, (vi) that no parties to the Opinion Documents have commenced any action toward dissolution, (vii) the due authorization, execution and delivery of all documents by all parties (other than the authorization, execution and delivery of the documents by the Company) and the validity, binding effect and enforceability thereof on such parties and (viii) except to the extent expressly set forth in our opinions herein as to the Company, that the consummation of the transactions under the Indenture by each party thereto as to its respective obligations under such documents do not violate the law of any jurisdiction where such obligations are to be incurred or performed or the law of any other applicable jurisdiction.

Atmos Energy Corporation

January 14, 2022

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates and other comparable documents of officers and representatives of the Company, upon statements made to us in discussions with management and upon certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

The law covered by the opinions expressed herein is limited to the laws of the Commonwealth of Virginia. Whenever any of our opinions address any of the laws, rules and regulations of the Commonwealth of Virginia, those opinions: (i) address only those laws, rules and regulations that are in effect and with respect to which copies are generally available on the date hereof and that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement, excluding all laws, rules and regulations that may be applicable to any party by virtue of the particular assets, activities or operations of such party that are not applicable to business entities generally; and (ii) do not include any opinion as to (a) the laws of any municipality or any local government, authority or instrumentality within any state, or (b) any laws, rules or regulations related to: (1) telecommunications, communications, or transportation, (2) antitrust or unfair competition, (3) securities or blue sky, (4) environmental matters, (5) bankruptcy, insolvency fraudulent conveyances, fraudulent transfers, or fraud, (6) zoning or land use or leasing, building or construction, (7) fiduciary duties, (8) pension or employee benefits, (9) tax, (10) labor, employment or federal contracts, (11) privacy, (12) healthcare, (13) qualification of entities doing business in foreign (out of state) jurisdictions, (14) health, safety, food or drugs, (15) public utilities or energy, (16) insurance, (17) patent, copyright or trademark, or other intellectual property, (18) any mandatory choice of law rule, (19) foreign asset control, foreign investment in the United States, national security, terrorism, or money laundering, (20) corrupt practices, racketeering or criminal or civil forfeiture, (21) commodities, swaps or other derivatives or futures or indices or similar instruments, and (22) banking and financial institutions.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof and appropriate to render the opinions set forth below, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1. Based solely on the Good Standing Certificate, the Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia as of the date of such Good Standing Certificate.

Atmos Energy Corporation

January 14, 2022

2. The Company has the corporate power and authority to execute, deliver and perform its obligations under the Indenture, the Section 301 Officers’ Certificate and the Securities.

3. The execution and delivery of the Indenture, the Section 301 Officers’ Certificate and the Securities by the Company do not violate any statutory law or regulation of the Commonwealth of Virginia applicable to the Company.

4. The execution and delivery of the Indenture, the Section 301 Officers’ Certificate and the Securities by the Company and the consummation of the transactions thereunder have been duly authorized by all necessary corporate action.

We hereby consent to (a) the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K filed the date hereof, (b) the incorporation by reference of this opinion into the Registration Statement and (c) the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act and the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered solely for your benefit and may not be distributed to or relied upon by any other person, quoted in whole or in part or otherwise reproduced in any other document, nor is it to be filed with any governmental agency, without our prior written consent. This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein. Our opinion letter is expressly limited to the matters set forth above and we render no opinions, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

Sincerely,

/s/ Hunton Andrews Kurth LLP